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                                                                     Exhibit 5.1

                              [Snell & Wilmer, LLP]

                                 April 13, 2004

White Electronic Designs Corporation
3601 E. University Drive
Phoenix, Arizona 85034

         RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to White Electronic Designs Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the sale, from time to time, by certain stockholders of the Company (the "Selling Stockholders") identified in the prospectus (the "Prospectus") which forms a part of the Registration Statement, in the manner described in the Prospectus, of up to an aggregate of 746,445 shares of the Company's common stock, stated value $0.10 per share (the "Shares"), which includes 168,850 shares issuable upon exercise of a warrant (the "Warrant Shares").

         In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         i. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana.

         ii. The Shares, except for the Warrant Shares, are validly issued, fully paid, and nonassessable.

         iii. The Warrant Shares, upon issuance following exercise of the warrant pursuant to its terms, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of our name in the registration statement and the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       SNELL & WILMER L.L.P.